As filed with the Securities and Exchange Commission on July 30, 2010

Registration No. 333-159677

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_________________________________________________

The Orchard Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-3365526
(State or other jurisdiction of incorporation) or organization)	(I.R.S. Employer Identification No.)
23 East 4th Street, 3rd Floor
New York, New York 10003
(Address, including zip code, of each registrant’s principal executive offices)
_________________________________________________

The Amended and Restated Orchard Enterprises, Inc. 2008 Stock Plan
(Full Title of the Plan)
_________________________________________________

Alexis H. Shapiro, Esq.
Senior Vice President, General Counsel and Secretary
23 East 4th Street, 3rd Floor
New York, New York 10003
(212) 201-9280
(Name, address, including zip code, and telephone number, including area code, of agent for services)
_________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-8 (Registration No. 333-159677) (the “Registration Statement”) is being filed for the sole purpose of terminating the Registration Statement and deregistering any unissued shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), previously registered under the Registration Statement and issuable under The Amended and Restated Orchard Enterprises, Inc. 2008 Stock Plan.  The Company hereby removes from registration any and all unissued shares of Common Stock registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 30th day of July, 2010.

THE ORCHARD ENTERPRISES, INC.

By:	/s/ Bradley Navin
Bradley Navin
Chief Executive Officer